May  3,  2004

Office  of  the  Chief  Accountant
SECPS  Letter  File
Mail  Stop  9-5
Securities  and  Exchange  Commission
450  Fifth  Street,  NW
Washington,  DC  20549

Re:  Network  Installation  Corporation
     File  No.  000-25499

We have read the statements that we understand Network Installation Corporation will include under Item 4 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.

Very  truly  yours,

/s/  Kabani  &  Company,  Inc.